MANNING ELLIOTT
CHARTERED ACCOUNTANTS

11th floor, 1050 West Pender Street, Vancouver BC, Canada V6E 3S7
Phone: 604.714.3600 Fax: 604.714.3669 Web: manningelliott.com

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2011 on the consolidated balance sheets of Uranerz Energy Corporation (the "Company") as at December 31, 2010 and 2009 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2010 and accumulated from May 26, 1999 (Date of Inception) to December 31, 2010 and also our report dated March 11, 2011 on the effectiveness of internal control over financial reporting, both of which are included in the Company's Form 10-K for the year ended December 31, 2010, which is incorporated by reference in the Company's Form S-3 Registration Statement dated August 25, 2011 and we also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 25, 2011